UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2021

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.
(Exact name of registrant specified in its charter)
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Maryland	000-54382	26-3842535
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11766 Wilshire Blvd., Suite 1670
Los Angeles, California 90025
(Address of principal executive offices)

Registrant’s telephone number, including area code: (424) 208-8100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On March 27, 2020, Pacific Oak Strategic Opportunity REIT, Inc., a Maryland corporation (the “Company,” “we” or “us”), issued 3,411,737 restricted shares of its common stock (the “Restricted Shares”) to its former external advisor, KBS Capital Advisors LLC (“KBS”) pursuant to a Restricted Stock Agreement, dated as of March 27, 2020 (the “Restricted Stock Agreement”). At that time, GKP Holding LLC, a Delaware limited liability company (“GKP”), was a manager of KBS and of KBS Holdings LLC (“KBS Holdings”), which wholly owns KBS. At that time, GKP owned 1/3 of KBS Holdings. Keith D. Hall, the Company’s Chief Executive Officer and a director, and Peter McMillan III, the Company’s President and Chairman of the Board, are the managers of GKP and each own 50% of GKP.
On September 1, 2021, GKP ceased to be a manager of KBS and KBS Holdings and ceased to own an interest in KBS Holdings (the “Ownership Change”). Also on September 1, 2021, KBS, the Company, and GKP entered into Amendment No. 1 to the Restricted Stock Agreement (the “Amendment”). In addition, on September 1, 2021, KBS and GKP entered into the Unvested Share Transfer Agreement (the “Unvested Share Agreement”).
Pursuant to the Amendment, on September 1, 2021, the Company repurchased 584,267 of the Restricted Shares from KBS for consideration of $5,655,705 in cash, or $9.68 per share.
Pursuant to the terms of the Amendment and the Unvested Share Agreement, on September 1, 2021, KBS transferred 2,254,289 of the Restricted Shares to GKP (the “GKP Restricted Shares”). KBS transferred the GKP Restricted Shares as partial consideration for and to effectuate the conclusion of the acquisition of GKP’s 1/3 ownership interest in KBS Holdings by its other owners. On September 1, 2021, upon the transfer of GKP’s 1/3 ownership interest in KBS Holdings, GKP ceased to be a manager of KBS and KBS Holdings and ceased to have an ownership interest in KBS Holdings.
Under the Amendment, the GKP Restricted Shares are nonvested and forfeitable until the earliest of: (i) July 1, 2026 or (ii) immediately before and contingent upon the occurrence of a Change in Control (as defined in the Restricted Stock Agreement) of the Company. Notwithstanding the foregoing, and at the option of either Keith Hall’s estate or Peter McMillan’s estate, in the event of the death of either Keith Hall or Peter McMillan, such event can trigger the vesting of that number of GKP Restricted Shares corresponding to 100% of the deceased party’s proportional economic interest in GKP Restricted Shares. In addition, unvested GKP Restricted Shares will be forfeited in certain instances if GKP fails to comply with certain requirements set forth in the Amendment, which forfeiture may be waived by the Company’s Conflict Committee in certain cases.
Non-vested GKP Restricted Shares are not eligible for redemption by the Company under any circumstances unless approved by the Company’s board of directors (the “Board”). After the vesting of the GKP Restricted Shares, and only upon receiving a request from GKP and the consent of the Company’s Conflicts Committee, within 60 days from the request, the Company will redeem 50% of the vested GKP Restricted Shares, with the amount of the cash payment per share determined based on the then most recent Board-approved net asset value per share (which must not be more than six months old). Any vested GKP Restricted Shares that are not required to be redeemed in accordance with the preceding sentence are referred to herein as the “Retained Vested GKP Shares.” The Retained Vested GKP Shares are not eligible for redemption under the Company’s share redemption program unless the Company has satisfied all outstanding redemption requests from other stockholders, provided that this restriction may be waived in certain situations, such as upon a change of control of the Company, as determined by the Conflicts Committee of the Board.
The Amendment also provides that an additional 59,714 Restricted Shares held by KBS were immediately vested and fully released from all restrictions and requirements of the Restricted Stock Agreement (the “KBS Retained Vested Shares”), provided that the KBS Retained Vested Shares are not eligible for redemption under the Company’s share redemption program unless the Company has satisfied all outstanding redemption requests from other stockholders, provided further that (i) this restriction may be waived in certain situations, such as upon a change of control of the Company, as determined by the Conflicts Committee of the Board and (ii) notwithstanding the foregoing, within 60 days after November 1, 2024, the Company will be required to redeem any remaining outstanding KBS Retained Vested Shares, separate and outside of any general stockholder share redemption program, at the then most recent Board-approved net asset value per share (which must not be more than six months old).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.

Dated: September 3, 2021	BY:	/s/ Michael A. Bender
Michael A. Bender
Chief Financial Officer, Treasurer and Secretary